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Exhibit 23

CONSENT OF INDEPENDENT AUDITORS

        We consent to the incorporation by reference in Post-Effective Amendment Number 1 to the Registration Statement Number 33-02074 on Form S-8, dated February 3, 1995, in Registration Statement Number 33-02075 on Form S-8, dated December 11, 1985, in Registration Statement Number 33-42477 on Form S-3, dated August 28, 1991, in Registration Statement Number 33-57589 on Form S-8, dated February 3, 1995, in Registration Statement Number 33-300543 on Form S-8, dated January 30, 1996, in Registration Statement Number 333-49127 on Form S-8 dated April 1, 1998, in Registration Statement Number 333-61609 on Form S-8, dated August 17, 1998, and in Registration Statement Number 333-78515 on Form S-3, dated May 14, 1999, of our report dated February 27, 2002, with respect to the consolidated financial statements and schedule of Great Lakes Chemical Corporation included in the Annual Report on Form 10-K for the year ended December 31, 2001.

ERNST & YOUNG LLP
Indianapolis, Indiana
March 15, 2002

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  Exhibit 23
CONSENT OF INDEPENDENT AUDITORS